EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-138740 on Form S-1 of our report dated August 17, 2006, relating to the consolidated financial statements of Sipex Corporation appearing in the Annual Report on Form 10-K of Sipex Corporation for the year ended December 31, 2005, and to the reference to us under the headings “Experts” in the Prospectus, which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
San Jose, California
February 13, 2007